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                                                                   Exhibit 10.58

                        CONFIDENTIAL TREATMENT REQUESTED
                        --------------------------------

                             CO-PROMOTION AGREEMENT

This Agreement ("Agreement") is made and effective as of the 1st day of July, 1999, (hereinafter referred to as the "Effective Date"), by and between Bayer Corporation, a corporation of the State of Indiana (hereinafter "Bayer") and Schein Pharmaceutical, Inc. a corporation of the State of Delaware (hereinafter "Schein").

                              W I T N E S S E T H:

     WHEREAS, Schein has an exclusive Sublicense, Co-Marketing and Supply Agreement with Makoff R&D Laboratories Inc. covering a sodium ferric gluconate complex in sucrose injection pharmaceutical product marketed by Schein under the brand name Ferrlecit(R) (hereinafter "Product") indicated for treating iron deficiency, and Schein desires to enhance market share of Product in the United States pharmaceutical market place; and

     WHEREAS, Bayer has considerable knowledge in promoting, detailing and marketing pharmaceutical products in the United States and has in place a large, well-experienced detailing force; and

     WHEREAS, Bayer and Schein believe that a joint promotion and detailing arrangement regarding Product would be desirable and fully compatible with each party's business objectives.

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, Bayer and Schein hereby agree as follows:

1.   ARTICLE I: DEFINITIONS

     For the purposes of this Agreement, the following terms shall have the following meanings:

1.1. "Affiliate" shall mean:

     (a) An organization which owns, directly or indirectly, a controlling interest in Bayer or Schein by stock ownership or otherwise; or

     (b) An organization controlled by or having its majority ownership directly or indirectly common to the majority ownership of Bayer or Schein.

1.2. "Confidential Information" shall mean information which relates to the Product, including financial statements, costs and expense data, production data, trade secrets, secret processes and formulae, marketing and consumer data or any other information which is not generally ascertainable from public or published information, regardless of whether such information was provided pursuant to the terms of this Agreement, by request of the other party or in any other manner. Schein reserves the right to limit the disclosure to Bayer of any Confidential Information which, in the sole opinion of Schein, is not necessary to achieve the purposes of this Agreement.

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1.3. "Customer" shall mean hospitals, dialysis clinics affiliated with hospitals, clinical pharmacists, nephrology nurses, nephrologists including residents & fellows and pharmaceutical & therapeutic committee members.

1.4. "DDD" shall mean IMS America Ltd. Drug Distribution Data.

1.5. Joint Detailing Period" shall mean the period of time commencing on July 1, 1999 and ending on February 28, 2000, subject to extension as provided in
     Article VI, below.

1.6. "Product" shall mean sodium ferric gluconate Ferrlecit(R).

1.7. "Territory" shall mean the United States of America excluding its territories and possessions.

1.8. In the terms defined herein, the singular shall include the plural and VICE VERSA.

2.   ARTICLE II: GRANTS AND OBLIGATIONS

2.1. Grant of Rights. Schein hereby grants to Bayer during the Joint Detailing Period the right to promote and detail the Product to Customers in the Territory jointly with Schein in accordance with the provisions of this Agreement.

2.2. Obligations of Bayer.

     (a) During the Joint Detailing Period, Bayer will be diligent in its efforts consistent with its customary business practices and legal requirements to deploy its sales force to promote and detail to Customers throughout the Territory the Product in such manner and with such expedition as Bayer itself would have adopted in promoting and detailing a pharmaceutical product of its own invention. During the Joint Detailing Period and for a period of one (1) year thereafter, Bayer will not promote or detail any pharmaceutical product with indications similar to those of the Product.

     (b) The Product will be presented in a primary position in at least * percent (*) of Bayer's sales representative calls to dialysis centers and nephrologists and in no less than a secondary position in the remainder of such calls.

     (c) Without limiting the generality of the foregoing, Bayer will assign no fewer than * biological sales representatives and managers to promote and detail the Product to Customers. Bayer shall also use its best efforts to insure a sufficient amount of selling time will be allotted to promote and detail the Product, but in all events not less than between *-* of such representatives sales time and * of a representative's bonus potential will be allocated to the Product.

2.3. Obligations of Schein

----------
* Material omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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     (a)  During the Joint Detailing Period, Schein will be diligent in its efforts consistent with its customary business practice and legal requirements to deploy its sales force to promote and detail the Product throughout the Territory to prospective prescribers or users of the Product other than Customers.

     (b) During the Joint Detailing Period, Schein will furnish to Bayer, at Schein's expense, all sales, training, marketing and promotional materials made available by Schein for use by its sales representatives, at such time or times as such materials are available for distribution to Schein's sales representatives and in such quantities as Bayer may reasonably request for use in detailing by its sales representatives.

     (c) Schein will reimburse Bayer for all out-of-pocket expenses incurred by Bayer in sponsoring, producing or participating in promotional, scientific or educational programs, conventions or forums undertaken at the request of or with the prior written approval of Schein.

     (d) Subject to Bayer's obligation of confidentiality set forth herein, once per calender year during normal business hours and upon reasonable prior written notice, Schein agrees to make available to Bayer or its agent or representative (subject to such representative or agent being reasonably acceptable to Schein and subject further to such representative or agent signing a confidentiality undertaking) such information in its possession as may permit Bayer to confirm, for all proper purposes contemplated by this Agreement, sales, returns and market share, including without limitation production, quality assurance/quality control, inventory, orders, sales, deliveries and return records with respect to the Product.

3.   ARTICLE III: PAYMENTS

3.1. Service Fee. In consideration for Bayer's agreement to promote and detail the Product to Customers in the Territory during the Joint Detailing Period, Schein shall pay to Bayer a service fee at the rate of
     * for each three month period of the Joint Detailing Period, with the first three month period beginning on July 1, 1999; provided, however, that the service fee for the two month period ending February 28, 2000, will be a pro-rated share of the * per quarter or *. The service fee will be due thirty (30) days after the end of each three month period or, with respect to the service fee payment for the two month period ending February 28, 2000, thirty (30) days after expiration of the initial term of Joint Detailing Period, without regard to any extension thereof.

3.2. Sales Commissions. For the initial Joint Detailing Period ending February 28, 2000, Schein shall pay to Bayer amounts equal to the following percentages of sales of Product to Customers in the Territory by Bayer as reported by DDD:


----------
* Material omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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          DDD Reported Sales                      Commissions
          ------------------                      -----------

          Up to *                                       *

          Sales in excess of * but
           not in excess of *                           *

          Sales in excess of *                          *

     A sample calculation of sales commissions is contained in Exhibit A to this Agreement.

     In the event that Bayer has reason to believe that sales of Product to Customers in the Territory has been under-reported by DDD, Schein shall pay Bayer commission on such additional sales as if such sales had been reported by DDD provided, if in Schein's sole determination Bayer can substantiate such additional sales with a reasonable amount of independent proof.

3.3. All sums due to Bayer shall be payable to Bayer in U.S. dollars by Schein at the following address:

                    Bayer Inc.
                    Pharmaceutical Division
                    400 Morgan Lane
                    West Haven, Connecticut 06516

     or at such other address within the United States that Bayer may designate in writing to Schein.

3.4. EXTENSION OF JOINT DETAILING PERIOD. In the event the Joint Detailing Period is extended in accordance with Article VI, hereof, the parties agree to negotiate in good faith any appropriate adjustment to baseline sales figures and commission payout levels within thirty (30) days of the commencement of any extension period.

3.5. PAYMENT OF COMMISSIONS. Within ninety (90) days after the close of each quarter during the Joint Detailing Period, Schein shall remit to Bayer all commissions accruing under this Article during such quarter. The payment shall be accompanied by the DDD report for such Product sales both as to aggregate quantities and dollar amounts of such sales of the Product reported by DDD subject to payments hereunder for such quarter.

4.   ARTICLE IV: COOPERATION,  RIGHTS AND RESPONSIBILITIES

4.1. COOPERATION OF PARTIES. It is among the objectives of the parties to jointly promote and detail the Product to Customers in the Territory in the most effective and efficient fashion during the Joint Detailing Period. To achieve this objective, the parties agree, during the

----------
* Material omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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     Joint Detailing Period, as follows:

     (a) The parties shall each appoint an authorized representative ("Coordinator") between whom communications will be directed. Each party will notify the other as to the name of the individual so appointed. Each party may replace its Coordinator at any time, upon written notice to the other party.

     (b) The Coordinators shall establish a team ("Team") directed by the Coordinators and consisting of representatives of each party which will meet from time to time, at mutually agreeable times and locations, to discuss and coordinate the joint promotion and detailing of the Product in the Territory and the strategies and programs that should be developed to maximize sales of the Product. Illustratively, the Team shall guide all continuing joint promotion and detailing efforts with respect to the Product in the Territory. Notwithstanding the foregoing, Schein will have the final authority and responsibility, with the cooperation and assistance of Bayer, for developing detailing, marketing and promotional strategies and other matters with respect to the Product, and Schein shall have the final right of approval for all such strategies and other matters.

     (c) From time to time, but in no event less than once a year, the Team shall develop and formulate joint marketing plans for specified periods (collectively the "Marketing Plan") which shall set forth detailing, promotion and marketing strategies relating to the Product. The marketing planning process shall be a joint effort under the leadership and authority of Schein. The provisions of the Marketing Plan shall be agreed to by the Coordinators, and if the Coordinators cannot agree, then the matters in dispute shall be referred to the President of Bayer Pharmaceutical Division and the Chairman of Schein. Schein, however, shall have the final responsibility for, and control over, and the final right of approval for, the development and content of the Marketing Plan. Schein retains the right to determine in its discretion the appropriate manner and timing of execution of all marketing and promotional plans and strategies, including without limitation the selection of ad agencies, the development and production of promotional materials.

     (d) A party shall have the right to comment upon and make recommendations to the other party regarding the other party's activities under this Agreement, which recommendations the other party shall thoroughly evaluate and consider.

     (e) Each party shall bear its own costs associated with its participation in the Team and associated with its detailing, marketing, promotional and training/launch activities under this Agreement, except as otherwise provided herein.

4.2. During the Joint Detailing Period and subject to any other provision of this Agreement, each party will provide the other with all information which the disclosing party deems significant and relevant to the detailing and promotion of the Product within a reasonable

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     time after such information becomes known to the party, provided such information is not received under a secrecy obligation. Within thirty
     (30) days after the close of each quarter during the Joint Detailing Period, Bayer will provide to Schein a report of Bayer Product detail call activity by medical specialty for the quarter then ended, along with a summary of feedback from Bayer sales representatives concerning their detailing efforts for that quarter.

4.3. During the Joint Detailing Period, each party shall promptly notify the other party of all information coming into its possession concerning unexpected side effects, injury, toxicity or sensitivity reactions as provided in Appendix I hereto.

4.4. Schein shall retain all proprietary and property interests in the Product until the point of sale and in all supporting sales and promotional material. Bayer will not have nor represent that it has any control or proprietary or property interests in the Product or in any sales or promotional material. Nothing contained herein shall be deemed to grant Bayer, either expressly or impliedly, a license or other right or interest in any patent, trademark or other similar property of Schein or its Affiliates except as may be necessary for Bayer to promote and detail the Product as provided in this Agreement. Bayer acknowledges that Schein shall retain all copyrights in and to all sales, promotional and training materials created or used in connection with the promotion of the Product.

4.5. Bayer shall not be required to distribute any sales and promotional material which:

     (a)  does not mention the Product; or

     (b) includes reference to another Schein pharmaceutical in addition to the Product. At Schein's request and at Bayer's sole option, Bayer may distribute sales and promotion material of the type identified in this subsection. Should Bayer elect to distribute such material, it shall be supplied to Bayer by Schein free of all charge.

4.6. Schein shall not be required to distribute any sales and promotion material which contains a reference:

     (a) to Bayer (other than in connection with the joint detailing and promotion of the Product in accordance with this Agreement); or

     (b)  any Bayer pharmaceutical.

4.7 During the Joint Detailing Period, Schein shall also provide Bayer, at Schein's cost, with reasonable quantities of training materials which have been created and developed by Schein relating to the Product. Bayer shall have the responsibility for, and control over, the manner in which it trains its sales force with guidance from Schein that the training is consistent with Schein's sales force training with respect to the Product.


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4.8  In implementing the obligations contained in Article II, each party shall have sole discretion as to the manner (which shall not be inconsistent with the Marketing Plan, and provided that Bayer will not utilize any promotional materials not created by Schein) in which it promotes and details (including any expenditure of funds in connection therewith) the Product in the Territory. Each party shall bear its own costs incurred in the performance of any obligations hereunder, subject to the provisions of
     Article III. Neither party shall have any responsibility for the hiring, firing or compensation of the other party's employees or for any employee benefits. No employee or representative of a party shall have any authority to bind or obligate the other party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other party without said party's authorized written approval. For all purposes, and notwithstanding any other provisions of this Agreement to the contrary Bayer's legal relationship under this Agreement to Schein shall be that of independent contractor. Each party shall be responsible for ensuring that its promotional activities under this Agreement are in full compliance with all applicable laws, rules, regulations and orders, including without limitation applicable FDA regulations, and are consistent with the Product approval and package insert. Notwithstanding the foregoing, Schein shall be solely responsible for ensuring that all sales, training, marketing and promotional materials furnished by Schein to Bayer are in such full compliance.

4.9 Schein shall use commercially reasonable efforts consistent with Schein's overall business strategy, as determined by Schein, to insure that sufficient stock of the Product will be available in its inventory to promptly fill orders procured by Bayer from Customers during the Joint Detailing Period for sales of the Product in the Territory. In the event that there is an insufficient stock of Product available to fill all orders so procured by Bayer, Schein will use commercially reasonable efforts to equitably allocate available Product stock among all orders received by Schein, whether such orders originated from Bayer Customers or from customers of Schein. Notwithstanding the foregoing, all orders for Products are subject to acceptance by Schein, in whole or in part.

4.10 Prior to or upon the signing of this Agreement and at least thirty (30) days prior to each calendar quarter during the Joint Detailing Period and any extension thereof, Bayer and Schein will confer to establish a forecast of anticipated sales of Product by month for the succeeding twelve (12) month period. Such forecasts shall be made to assist Schein in planning its Product production and shall be non-binding.

4.11 Neither party shall distribute or have distributed any such information which bears the name of the other without the prior written approval of the other, which approval shall not be unreasonably withheld. Nothing herein contained shall require the Bayer name or logo to appear on the Product's label, container label or package insert.

4.12 Each party, at its option, may issue press releases or other public announcements relating to the Product or the arrangement contemplated by this Agreement, provided, however, that:

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     (a)  neither party shall issue a press release or public announcement which has, as a major focus, either the joint detailing and promotion of the Product in the Territory or such arrangement, without the prior written approval of the other party, which approval shall not be unreasonably withheld; and

     (b) all other press releases and public announcements will describe the Product and the arrangement contemplated by this Agreement in a manner consistent with those releases and announcements previously approved by the other party.

4.13 Subject to Bayer's indemnification obligations confirmed in Section 5.5 hereof, Schein shall have the sole right and responsibility for, and shall bear all costs related to, obtaining and maintaining the authorization and/or ability to market a pharmaceutical product in the Territory in accordance with the terms of its Agreement with Makoff R&D Laboratories Inc. and applicable laws and regulations including, without limitation, the following:

     (a) RESPONSE TO PRODUCT COMPLAINTS AND/OR ADVERSE EVENTS THAT ARE REPORTED WITH RESPECT TO THE PRODUCT. Bayer agrees that it shall refer any such complaints which it receives to Schein in accordance with Appendix I hereto;

     (b) ALL PRODUCT RETURNS MUST BE AUTHORIZED BY SCHEIN. Bayer shall not solicit or accept any returns of Product and shall advise the customer that Product is to be returned to Schein. If despite the foregoing any Product is returned to Bayer, then it shall be shipped to Schein's nearest distribution facility or, at Schein's option, may be handled through the One Box return system.

     (c) HANDLING ALL RECALLS OF THE PRODUCT. At Schein's request and Bayer's option, Bayer will assist Schein in receiving the recalled Product and any direct documented costs incurred by Bayer with respect to participating in such recall shall be reimbursed by Schein.

4.14 Each party shall respond to medical questions or inquiries relating to the Product directed to such party. Within a reasonable time from the date of this Agreement, Schein shall provide Bayer with all reasonably necessary information which would enable Bayer to respond properly and promptly to any such questions or inquiries. Schein shall use its best efforts to keep such information current. Schein and Bayer shall coordinate responses to anticipated inquiries and questions. Each party shall be responsible for ensuring that its responses are in full compliance with all applicable laws, rules, regulations and orders, including without limitation applicable FDA regulations, and are consistent with the Product approval and package insert.

4.15 Bayer shall furnish Schein with a bi-weekly report highlighting medical information inquiries and responses that will provide detail on:

          Customer Name
          Customer Title
          Customer Address


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          Customer Phone #
          Inquiry/Reason for Call
          Response submitted
          Date of Inquiry
          Date of Response

     This report shall be forwarded to the Director of Professional Affairs at Schein, or designee.

4.16 Notwithstanding the Marketing Plan or any other provision herein to the contrary, Schein will have the right and responsibility for establishing and modifying the terms and conditions with respect to the sale of the Product, including the price at which the Product will be sold, any discount attributable to payments on receivables, distribution of the Product and the like.

4.17 At the end of the Joint Detailing Period (or any extension thereof or upon termination under any circumstance) Bayer shall have no further obligations to promote and detail the Product and, upon request by Schein, shall return to Schein all sales, marketing, training and other materials which it has in its possession relating to Product. Schein shall have the right to continue to distribute materials bearing the Bayer name, until the inventories of such materials are depleted.

5.   ARTICLE V: WARRANTIES AND INDEMNIFICATION

5.1. Each party warrants and represents to the other that it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment that would inhibit its ability to perform its obligations under this Agreement. Without limiting the foregoing, Schein warrants and represents to Bayer that neither the entry into this Agreement nor the performance hereof by Schein and Bayer shall violate or create a default under Schein's Sublicence, Co-Marketing and Supply Agreement with Makeoff R & D Laboratories Inc.

5.2. Schein warrants and represents that, to the best of its knowledge, the Product package insert adequately describes the toxicity and sensitivity reactions associated with the Product when administered in accordance with the package insert.

5.3 Schein warrants and represents that it has no knowledge of the existence of any patent which would prevent Schein from making, using or selling the Product in the Territory or would prevent Schein and Bayer from jointly promoting or detailing the Product in the Territory. Bayer acknowledges that neither Schein nor any of its Affiliates holds any patent covering the Product.

5.4 Schein shall indemnify, defend and hold Bayer harmless against any and all damages, costs, expenses, lawsuits and liabilities directly or indirectly resulting from claims, suits or judgments with respect to (i) the Product or components thereof; (ii) breach of

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     Schein's obligations hereunder; or (iii) breach of Schein's representations hereunder. Bayer shall promptly notify Schein of any claims or suits for which Bayer may assert contribution or indemnification from Schein hereunder and Bayer shall permit Schein, or its insurer, at Schein's expense, to assume the defense of any and all such claims or suits and Bayer shall reasonably cooperate with Schein or its insurer in such defense when requested to do so.

5.5 Bayer shall indemnify, defend and hold Schein harmless against any and all damages, costs, expenses, lawsuits, and liabilities directly or indirectly resulting from claims, suits or judgments with respect to (i) the detailing, promoting, marketing or sale of Product by Bayer hereunder;
     (ii) breach by Bayer of any of its obligations hereunder; or (iii) breach by Bayer of any of its representations hereunder. Schein shall promptly notify Bayer of any such claims or suits for which Schein may assert contribution or indemnification from Bayer and Schein shall permit Bayer or its insurer at Bayer's expense, to assume the defense of any and all such claims or suits and Schein shall reasonably cooperate with Bayer or its insurer in such defense when requested to do so.

5.6 Without limitation, as between Bayer and Schein, if an above described claim, suit or judgment (or any portion thereof) is based solely on:

     (a) the failure of the Product to meet any specifications in both the exclusive Sublicense, Co-Marketing and Supply Agreement with Makoff R&D Laboratories Inc., and the Makoff R&D Laboratories New Drug Application approved by the U.S. Food and Drug Administration ("FDA") or supplements thereto; or

     (b) misrepresentations or deficiencies in or omissions from the Product's package insert approved by the FDA or in or from Product sales, training, marketing and promotional materials supplied to Bayer by Schein;

     then Bayer shall not be deemed negligent with respect to such matters and shall be fully and completely indemnified by Schein under section 5.4 with respect to such claim, suit or judgment (or portion thereof) which solely involved such matters, and Schein shall be permitted, at its sole cost, to assume full control over the defense of any such claim or suit (or portion thereof).

5.7 This Article V shall survive the termination of this Agreement.

6.   ARTICLE VI: TERM AND TERMINATION

6.1 The joint promotion and detailing of the Product shall cease at the end of the initial Joint Detailing Period ending February 28, 2000; provided, however, Bayer, in its discretion, shall have the right but not the obligation to extend the term of the Joint Detailing Period and this Agreement on the condition that during the six (6) month period beginning July 1, 1999 and ending December 31, 1999, the percentage share of sales of Product by Bayer to Customers in the Territory to sales of all iron replacement therapies used by Customers

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     during such six (6) month term exceeds by more than ten percent (10%)
     the percentage share during such term of sales of the Product by Schein (exclusive of sales to Bayer Customers) to sales of all iron replacement therapies in use (exclusive of sales to Bayer Customers). Market share shall be measured using the market information available as of December 31, 1999 such that Bayer may give written notice to Schein of its election prior to February 28, 2000. Upon the proper election by Bayer, the Joint Detailing Period and this Agreement shall be extended at Bayer's option for one or two consecutive but separate terms, with the first renewal term ending June 30, 2000 and the second renewal term ending December 31, 2000. In the event that Bayer fails to make such election, and Schein, in its discretion, desires to extend the term of the Joint Detailing Period and this Agreement, Schein shall advise Bayer of its desire as promptly as possible, so that the parties may timely negotiate the terms of such extension.

6.2 Either party may terminate this Agreement, and its performance hereunder, for cause upon thirty (30) days prior written notice in the event that the other party has breached or failed to perform any of its material obligations hereunder, however, if the party to whom such notice is directed cures the breach or non-performance described in the notice within said thirty (30) day notice period, such notice of termination shall be given no effect and this Agreement shall continue in full force in accordance with its terms.

6.3 This Agreement, and the Joint Detailing Period established hereunder, shall terminate automatically upon termination of Schein's Sub-license, Co-Marketing and Supply Agreement with Makoff R&D Laboratories Inc. Schein shall notify Bayer in writing of any such termination. Bayer's performance obligations under this Agreement, however, will terminate immediately upon a termination of said Sub-license Agreement, whether or not Schein has provided Bayer with the required notice. Schein will indemnify Bayer pursuant to Section 5.4 against any action Makoff R&D Laboratories Inc. may take against Bayer for activities by Bayer during the period following the termination of said Sub-license agreement and prior to Bayer's receipt of such notice from Schein.

6.4 Termination of this Agreement shall be without prejudice to either party's right to obtain performance of any obligations provided for in this Agreement which survive termination by their terms.

7.   ARTICLE VII: FORCE MAJEURE

7.1 The performance by either party of any covenants or obligations on its part to be performed hereunder (other than an obligation of either to pay money to the other) shall be excused by floods, strikes or other labor disturbances, riots, fires, accidents, wars, embargoes, delays of carriers, inability to obtain materials from sources of supply, acts, injunctions, or restraints of governments (whether or not now threatened), or any cause preventing such performance whether similar or dissimilar to the foregoing beyond the reasonable control of the party bound by such covenant or its obligation, provided, however, that the party affected shall exert its reasonable diligent efforts to eliminate or

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     cure or overcome any of such causes and to resume performance of its covenants with all possible speed.

8.   ARTICLE VIII: DISPUTE RESOLUTION

8.1 Both parties are obligated to undertake all reasonable efforts in order to solve in an amicable way any controversy arising in connection with this Agreement. However, in the event that disputes arise that cannot be resolved at the immediate level, the dispute shall be referred to the President of Bayer Pharmaceutical Division and the Chairman and CEO of Schein.

9.   ARTICLE IX: CONFIDENTIALITY; NON-SOLICITATION

9.1 For a period of ten (10) years from the Effective Date of this Agreement or five (5) years from the termination hereof, whichever occurs later:

     (a) each party agrees not to use Confidential Information furnished by the other party for any purpose inconsistent with this Agreement; and

     (b) each party will treat Confidential Information furnished by the other party as if it were its own proprietary information and will not disclose it to any third party other than its Affiliates or consultants without the prior written consent of the other party who furnished such information.

9.2 Bayer shall not have the right for a period of five (5) years from the termination of this Agreement to disclose, publish and/or use for its benefit or for the benefit of any third party any Confidential Information, sales, marketing, training or other information provided to Bayer by or on behalf of Schein or its Affiliates received under this Agreement to promote, achieve and/or maintain the sale and use of the Product or any other pharmaceutical specialty with indications similar to those of Product without the prior written consent of Schein.

9.3 A party shall be relieved of any and all of the obligations of Sections 9.1 and 9.2 with respect to Confidential Information if:

     (a) such Confidential Information was known to the party receiving the Confidential Information prior to receipt from the disclosing party; or

     (b) such Confidential Information was at the time of disclosure to the party receiving the Confidential Information generally available to the public or which became generally available to the public through no fault attributable to the party receiving the Confidential Information; or

     (c) such Confidential Information was made available to the party receiving the Confidential Information for its use or disclosure from any third person who was at the time of transmitting such Confidential Information not under a non-disclosure obligation to the other party.

9.4 Each of Schein and Bayer agrees that during the term of this Agreement and for a period of one year after the termination of this Agreement for any reason, neither it nor any of its Affiliates shall, except with the prior written consent of the other party, offer employment to or employ any person in the other party's sales force if such person was involved in promoting the Product under this Agreement.

10   ARTICLE X: MISCELLANEOUS PROVISIONS

10.1 This Agreement shall be governed by and interpreted under the laws of the United States and of the State of New Jersey.

10.2 This Agreement shall be binding upon, and shall inure to the benefit of successors to a party hereto, but shall not otherwise be assignable without the prior written consent of both parties.

10.3 Any notice required to be given hereunder shall be considered properly given and deemed received within four (4) business days of mailing if sent by certified mail, return receipt requested , or shall be deemed received upon receipt if sent by messenger or overnight delivery, or by telecopier (provided an additional copy is sent by certified mail, return receipt requested within two (2) business days) if sent to the respective address of each party as follows:

10.4 If to Bayer to:  Office of the President
                      Bayer Inc.
                      Pharmaceutical Division
                      400 Morgan Lane
                      West Haven, Connecticut 06516

     If to Schein to: Chairman of the Board
                      Schein Pharmaceutical, Inc.
                      100 Campus Drive
                      Florham Park, NJ 07932

     or to such other address as the addressee shall have last furnished in writing in accord with this provision to the addresser.

10.5 If any provision of this Agreement is held to be invalid, such invalidity shall not affect the validity of the remaining provisions.

10.6 All captions herein are for convenience only and shall not be interpreted as having any substantive meaning.

10.7 All covenants, agreements, representations and warranties made hereunder shall be deemed to have been relied upon notwithstanding any investigation heretofore or hereafter made and shall survive the execution of this Agreement.

10.8 This Agreement constitutes the entire agreement between the parties hereto with respect to the within subject matter and supersedes all previous agreements relating to the co-promotion of pharmaceutical products by Schein and Bayer, whether written or oral, including, without limitation, that certain Co-Promotion Agreement, dated August 1, 1994, as amended, which shall be deemed terminated as of the Effective Date in accordance with the provisions set forth therein. This Agreement may be changed only in writing signed by properly authorized representatives of Bayer and Schein.

IN WITNESS WHEREOF, Bayer and Schein have caused this Agreement to be duly executed by their authorized representatives, in duplicate as of the date first set forth above.

                           BAYER INC.

                           By: /s/ Gerald Rosenberg
                               ---------------------------------------
                               Gerald Rosenberg
                               Sr. Vice President & Gen. Mgr.
                               Pharma USA
                               Bayer Corporation


                           SCHEIN PHARMACEUTICAL, INC.

                           By: /s/ Adam A. Levitt
                               ---------------------------------------
                               Adam A. Levitt
                               Vice President
                               Brand Products Group

                                   APPENDIX I

                         COMPLAINT GUIDELINE PROCEDURES

The purpose of this appendix is to establish written procedures for the communication and processing of Product complaints received by Bayer.

Acting in accord with this Agreement will facilitate compliance with Federal Requirements as set forth in 21 CFR 211.198 (complaint files) and 21 CFR 310.305/21 CFR 314.80 (reporting of post-marketing adverse drug reactions).

A.  COMPLAINT REPORTING:

1. Complaints reported directly to Bayer will be summarized, and forwarded immediately by fax to the Manager of Professional Affairs, or designee, at Schein. Bayer personnel will utilize and complete the Schein developed Drug Experience Report (DER) Form as per instructions when recording the adverse event/product complaint (Form attached.), or such other format as the parties may agree.

2. All adverse drug experience complaints reported to Bayer will be communicated to Schein within 2 days of report receipt. Schein will be responsible for completion and submission to the Food and Drug Administration of Form FDA 3500A, and other, where appropriate.

3.   Complaint reports which may meet NDA-Field Alert Report Criteria [21 CFR
     314.81 (b) (1)] will be promptly communicated to Schein within 2 days, enabling FDA notification by Schein within 3 working days. Schein will advise Bayer of NDA Field Alert Report submission and forward a copy of any such report to the Complaint Coordinator of Bayer.

B. COMPLAINT INVESTIGATION:

1. Schein will coordinate the investigations of all complaints, including complaints associated with Product's active or inactive ingredients, container/closure system, general Product quality, distribution or handling. At times, personnel from Bayer may be contacted to assist in identifying or locating the complainant in order to obtain additional information pertinent to the complaint.

C. COMMUNICATIONS WITH COMPLAINANT:

1. Schein will be responsible for review of complaint evaluation information and preparation of a written response when appropriate.

2. In situations requiring submission of adverse drug experience reports, Schein will be responsible for any follow-up communications which may be required in order to facilitate timely completion and submission of FDA Form-3500A, and other, as appropriate. (See Appendix 1, Part B for potential Bayer interaction.)

D. PRODUCT RECALL:

1. In carrying out a recall, both parties will fully cooperate in notifying customers to follow instructions agreed upon by the parties.

                                    EXHIBIT A

                           CALCULATION OF COMMISSIONS

If total DDD Reported Sales of the Product by Bayer to Customers in the Territory equal * Bayer's commissions would be calculated as follows:

     DDD Reported Sales       Commission Percentage        Commission

           *             x             *              =            *
           *             x             *              =            *
           *             x             *              =            *
         -----------------------------------------------------------
         Total Commission                                          *

----------
* Material omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

SCHEIN CONTROL NO.:

                           SCHEIN PHARMACEUTICAL, INC.
                           ---------------------------

                       DRUG EXPERIENCE REPORT (DER) FORM

INSTRUCTIONS: A. USE THIS FORM TO REPORT ADVERSE EVENT TO BRAND PROFESSIONAL AFFAIRS DEPARTMENT. AN ADVERSE EVENT IS ANY UNDESIRABLE EXPERIENCE WHICH OCCURRED IN A HUMAN DURING OR SHORTLY AFTER THE USE OF A DRUG, REGARDLESS OF WHETHER THE DRUG CAUSED THE EVENT. AN ADVERSE EVENT WHICH OCCURRED AS A RESULT OF OVERDOSE (INTENTIONAL OR ACCIDENTAL), FAILURE OF PHARMACOLOGICAL ACTION OR DRUG WITHDRAWAL; OR WHICH RESULTED IN DRUG ABUSE OR DRUG DEPENDENCY SHOULD ALSO BE REPORTED TO PROFESSIONAL AFFAIRS.

B. If report is serious*, telephone Professional Affairs (888-397-1766) IMMEDIATELY to report the event; then fax the completed DER form WITHIN 1 WORKING DAY to 973-693-5656. Original copies of all faxed and phoned reports must be mailed to Brand Professional Affairs Dept. Schein Pharmaceutical, Inc., 100 Campus Drive, Florham Park, NJ 07932. If report is non-serious, you do not have to telephone; just fax then mail the original DER form to Professional Affairs.

C. DO NOT USE THIS FORM (1) TO REPORT AN ADVERSE EVENT WHICH OCCURRED IN A PATIENT WHO WAS PARTICIPATING IN A STUDY INVOLVING THE DRUG IN QUESTION, (2) TO PROCESS A REQUEST FOR MEDICAL INFORMATION, OR (3) TO RETURN GOODS. ALSO DO NOT USE THIS FORM FOR MULTIPLE REPORTS; USE ONE FORM PER PATIENT. IF NECESSARY, MAKE A PHOTOCOPY OF A BLANK DER FORM IF YOU DO NOT HAVE SUFFICIENT BLANK DER FORMS TO ASSURE ONE PATIENT REPORT PER COPY.

--------------------------------------------------------------------------------
REPORTER'S FULL NAME          |_|MD     |_|DO     |_|PHARMD      |_|RPM    |_|RN

------------------------------
ADDRESS                       |_|PSD    |_|LPN    |_|MED ASST    |_|CONSUMER

------------------------------
                              |_|OTHER (Specify)________________________________
--------------------------------------------------------------------------------
CITY                          | STATE                   | ZIP
                              |                         |
--------------------------------------------------------------------------------
TEL. NO.                      | OTHER TEL. NO.          | FAX NO.
                              |                         |
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SUSPECT DRUG NAME              DOSE          | DATES OF USE      | LOT NO
                                             |                   |
--------------------------------------------------------------------------------
DESCRIBE THE EVENT AS REPORTED TO YOU (INCLUDE PATIENT IDENTIFIERS SUCH AS GENDER, INITIALS, AGE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PHYSICIAN OR OTHER HEALTHCARE          | IF PATIENT WAS HOSPITALIZED, PROVIDE
PROFESSIONAL WHO PRESCRIBED THE        | NAME, ADDRESS AND TELEPHONE NUMBER OF
SUSPECT DRUG                           | HOSPITAL BELOW
SAME AS REPORTER ABOVE?                |
|_|YES   |_|NO   |_|UNKNOWN            |
--------------------------------------------------------------------------------
IF DIFFERENT FROM ABOVE, SPECIFY THE   | HOSPITAL NAME
PRESCRIBER BELOW:                      |
                                       |
--------------------------------------------------------------------------------
NAME                                   |
                                       |
--------------------------------------------------------------------------------
ADDRESS                                | HOSPITAL ADDRESS
                                       |
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
TEL. NO                                | TEL. NO
                                       |
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
SCHEIN REP. EMPLOYEE NAME     TEL. NO  | VOICEMAIL  DATE NOTIFIED | TODAY'S DATE
                                       |                          |
--------------------------------------------------------------------------------
================================================================================
*An adverse event is considered serious if any of the following occurred:

|_| death                               __ in-patient hospitalization or
                                           prolongation of in-patient
                                           hospitalization
|_| immediately life threatening        __ persistent or significant disability
                                           incapacity
|_| congenital anomaly or birth defect  __ medical or surgical intervention to prevent one of the outcomes above
|_| drug dependency or drug abuse       __ medically important in the opinion of
                                           the healthcare professional reporter

                        CONFIDENTIAL TREATMENT REQUESTED

                  AMENDMENT NUMBER 1 TO CO-PROMOTION AGREEMENT

     This Amendment Number 1 to the Co-Promotion Agreement (the "Amendment") is entered into as of 1st day of March 2000 between Bayer Corporation, a corporation of the State of Indiana (hereinafter "Bayer") and Schein Pharmaceutical, Inc., a corporation of the State of Delaware (hereinafter "Schein").

                           WITNESSETH:

     WHEREAS, Bayer and Schein entered into a Co-Promotion Agreement dated July 1, 1999 (the "Agreement");

     WHEREAS, pursuant to the terms of the Agreement, Bayer and Schein agreed to jointly promote and detail the Product (as defined in the Agreement);

     WHEREAS, the parties wish to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration, it is agreed as follows:

1. DEFINITIONS IN THIS AMENDMENT AND INCORPORATION. Unless otherwise defined herein, all terms used herein shall have the meaning ascribed to them in the Agreement, and the terms and provisions of the Agreement are incorporated herein by reference as though set forth in full.

2. TERM. Bayer and Schein hereby agree that the term of the Agreement shall terminate on September 30, 2000. The period commencing on March 1, 2000 to September 30, 2000 is hereinafter referred to as the "Extended Period."

3. OBLIGATIONS. Unless otherwise provided herein, all obligations of the parties during the Joint Detailing Period shall apply to the Extended Period.

4. PAYMENT. Section 3.1 and 3.2 shall be deleted in its entirety and replaced with the following:

     3.1 SERVICE FEE. Bayer and Schein acknowledge and agree that the service fee payable by Schein to Bayer for the Extended Period shall be as follows:

          (a) For the period commencing on March 1, 2000 to March 31, 2000, the service fee shall be *.

          (b) For each three month period commencing on April 1, 2000, the service fee shall be at a rate of *.

          The service fee shall be due thirty (30) days after the end of the applicable period.

----------
* Material omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

     3.2 SALES COMMISSION. For the Extended Period, Schein shall pay to Bayer amounts equal to the following percentage of sales of Product to Customers in the Territory by Bayer as reported by DDD:

                            DDD Sales                       Commission %
                            ---------                       ------------

                 Up to $*                                         *

                 Sales in excess of $* but
                   not in excess of $*                            *

                 Sales in excess of $*                            *

5. REAFFIRMATION OF AGREEMENT AND OTHER DOCUMENTS. Except as modified herein, all of the covenants, terms and conditions of the Agreement remain in full force and effect and are hereby ratified and reaffirmed in all respects. In the event of any conflict, inconsistency or incongruity between the terms and conditions of this Amendment and the covenants, terms and conditions of the Agreement the terms and conditions of this Amendment shall govern and control.

6. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which together shall constitute an original but which, when taken together, shall constitute but one instrument and shall become effective when copies hereof, when taken together, bear the signatures of all required parties and persons.

     IN WITNESS WHEREOF, this Amendment is executed as of the day and year first above written.

                              BAYER CORPORATION

                              By: /s/ Gerald Rosenberg
                                  ----------------------------------------
                              Name: Gerald Rosenberg
                                    --------------------------------------
                              Title: SR VP/General Manager
                                     -------------------------------------


                              SCHEIN PHARMACEUTICAL, INC.

                              By: /s/ Adam Levitt
                                  ----------------------------------------
                                  Name: Adam Levitt
                                  Title: Senior Vice President, Brand Products

----------
* Material omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.